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                                                                    Exhibit 99.1
                         Form of Proxy Card of C-Port
      -                                                                 -

PROXY                                                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              C-PORT CORPORATION
                                One High Street
                      North Andover, Massachusetts 01845

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD MAY 9, 2000

The undersigned stockholder of C-PORT CORPORATION, a Delaware corporation (the "Company"), revoking all prior proxies, hereby appoints Laurence G. Walker and John Gavin, and each or either of them his attorneys and agents with full power of substitution to vote as Proxy for the undersigned stockholder as herein stated at the special meeting of stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Tuesday, May 9, 2000 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present at said meeting, upon the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the special meeting.

                                 **IMPORTANT**
    PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE TO THE ATTENTION OF JOHN GAVIN, CHIEF
                          FINANCIAL OFFICER OF C-PORT

Mark here for address change and note below. [_]
  Address: __________
  ___________________
  ___________________

                               See Reverse Side
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                              C-PORT CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.[X]



1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 2000, among Motorola Inc., a Delaware corporation, CP Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Motorola, and C-Port Corporation, a Delaware corporation, the merger, and the appointment of Laurence G. Walker as the stockholder representative under the Agreement and Plan of Merger, as described in the accompanying Proxy Statement/Prospectus.

   For [_]   Against [_]   Abstain [_]

2. To transact any other business as may properly come before the special meeting or any adjournment of postponement of the special meeting, including potential adjournments or postponements of the special meeting to solicit additional proxies to approve and adopt the Agreement and Plan of Merger and the merger.

   For [_]   Against [_]   Abstain [_]



                                      THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                      BE VOTED AS SPECIFIED OR, WHERE NO
                                      DIRECTION IS GIVEN, WILL BE VOTED FOR
                                      PROPOSAL 1 SET FORTH ABOVE.


                                                    Dated: _______________, 2000


                                      Signature(s)_____________________________

                                      __________________________________________


                                      Please sign your name exactly as it
                                      appears on this proxy. When signing as at-torney, executor, administrator, trustee or guardian, etc., please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.

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